UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  January 29, 2006

Intrado Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

000-29678	84-0796285
(Commission File Number)	(IRS Employer Identification #)

1601 Dry Creek Drive, Longmont, Colorado  80503

(Address of Principal Executive Office)

(720) 494-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  The following disclosure was initially provided in a Current Report on Form 8-K dated January 29, 2006 and filed with the Securities and Exchange Commission on January 30, 2006.  The purpose of this amended Form 8-K is to file Exhibit 2.1, the Agreement and Plan of Merger, dated as of January 29, 2006, by and among Intrado Inc., West Corporation and West International Corp.

Item 1.01.  Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 30, 2006, Intrado Inc., a Delaware corporation (“Intrado”), announced the execution of an Agreement and Plan of Merger, dated as of January 29, 2006 (the “Merger Agreement”), with West Corporation, a Delaware corporation (“West”) and West International Corp., a Delaware corporation and a wholly owned subsidiary of West (“Acquisition Sub”).  Under the terms of the Merger Agreement, Acquisition Sub will merge with and into Intrado (the “Merger”), with Intrado surviving the Merger as a wholly owned subsidiary of West.

At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of Intrado common stock issued and outstanding immediately prior to the Effective Time (other than shares held by Intrado, West or Acquisition Sub, which will be canceled, and Dissenting Shares, as defined in the Merger Agreement) will be automatically converted into the right to receive $26.00 in cash, without interest.  All outstanding stock options of Intrado will be canceled in the Merger.  The holder of a stock option outstanding immediately prior to the Effective Time will be entitled to receive an amount of cash, without interest, equal to the product of: (i) the number of shares otherwise issuable upon the exercise of the stock option; and (ii) $26.00 less the exercise price of such stock option.  The holder of a share right award outstanding immediately prior to the Effective Time will be entitled to receive an amount of cash, without interest, equal to the product of: (i) the number of shares otherwise issuable if Intrado had attained each performance goal at the 100% level for all three performance measures (revenue, operating margin and return on invested capital); and (ii) $26.00.

The Merger has been approved by both companies’ boards of directors.  In connection with the proposed transaction, Intrado was represented by and received fairness opinions from JP Morgan Securities Inc. and St. Charles Capital, LLC.  Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, including approval by the stockholders of Intrado and the receipt of all required regulatory approvals.

The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Intrado may be required to pay West a termination fee of $15,000,000.  The Merger Agreement also provides that in certain instances where the termination fee is not owed, Intrado may be required to reimburse West for up to $1,000,000 of its transaction-related expenses.

The Merger Agreement will be filed by an amendment to this Current Report on Form 8-K as soon as practicable.  The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such document.

In connection with the proposed transaction, Intrado will be filing a proxy statement, the fairness opinions and other relevant documents with the SEC.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION.  Investors will be able to obtain the proxy statement (when it is available) and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, copies of the proxy statement and other documents filed by Intrado with the SEC with respect to the proposed transaction may be obtained free of charge by directing a request to: Intrado Inc., 1601 Dry Creek Drive, Longmont, Colorado 80503, Attention: Corporate Secretary/General Counsel, (720) 494-5800.

Intrado and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Intrado’s stockholders in connection with the proposed transaction.  Information concerning Intrado’s directors and executive officers is set forth in Intrado’s proxy statement dated April 15, 2005, for the 2005 Annual Meeting of Stockholders, filed by Intrado with the SEC.  Stockholders may obtain additional information regarding the interests of such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Intrado’s stockholders in connection with the proposed transaction by reading the proxy statement when it is filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 29, 2006, by and among Intrado Inc., West Corporation and West International Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRADO, INC.

Dated: February 2, 2006	By:	/s/ Michael D. Dingman, Jr.
Michael D. Dingman, Jr.
Chief Financial Officer